Exhibit 99.1

Investor Relations Contact:
Matt Dunn
214-525-4636
mdunn@hilltop.com

Hilltop Holdings Inc. Announces Financial Results for Fourth Quarter and Full Year 2024

DALLAS — (BUSINESS WIRE) January 30, 2025 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the fourth quarter and full year 2024. Hilltop produced income to common stockholders of $35.5 million, or $0.55 per diluted share, for the fourth quarter of 2024, compared to $28.7 million, or $0.44 per diluted share, for the fourth quarter of 2023. Income to common stockholders for the full year 2024 was $113.2 million, or $1.74 per diluted share, compared to $109.6 million, or $1.69 per diluted share, for the full year 2023. Hilltop’s financial results for the fourth quarter, compared with the same period in 2023, included an increase in net interest income and a reversal of credit losses, partially offset by an increase in noninterest expenses within the banking segment, net revenues and noninterest expenses increased within the broker-dealer segment, and the mortgage origination segment had an increase in noninterest income. Hilltop’s financial results for the full year 2024, compared with 2023, included a decline in net interest income, partially offset by a decline in the provision for credit losses within the banking segment, net revenues and noninterest expenses increased within the broker-dealer segment, and the mortgage origination segment had decreases in both noninterest income and expense.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.18 per common share, a 6% increase from the prior quarter, payable on February 27, 2025, to all common stockholders of record as of the close of business on February 13, 2025. Additionally, the Hilltop Board of Directors authorized a new stock repurchase program through January 2026, under which Hilltop may repurchase, in the aggregate, up to $100.0 million of its outstanding common stock. During 2024, Hilltop paid $19.9 million to repurchase an aggregate of 640,042 shares of its common stock at an average price of $31.04 per share pursuant to the 2024 stock repurchase program. These shares were returned to the pool of authorized but unissued shares of common stock.

On January 15, 2025, Hilltop redeemed all of its outstanding 5% senior notes due April 15, 2025 at a redemption price equal to the aggregate principal amount of $150 million, plus accrued and unpaid interest using cash on hand. In addition, on January 27, 2025, Hilltop announced that its merchant bank subsidiary entered into a definitive agreement to sell all of the capital stock of Moser Acquisition, Inc. Our approximate 30% aggregate interest in Moser Holdings, LLC, which owns Moser Acquisition, Inc., is expected to result in an estimated net gain on sale of approximately $23 million to $27 million. The closing of the transaction, which is expected to occur in the first quarter of 2025, is subject to customary closing conditions.

The extent of the impact of uncertain economic conditions on our financial performance during 2025 will depend in part on developments outside of our control, including, among others, the timing and significance of further changes in U.S. Treasury yields and mortgage interest rates, changes in funding costs, inflationary pressures, changes in the political environment and international armed conflicts and their impact on supply chains.

Jeremy B. Ford, President and CEO of Hilltop, said, “Over the course of 2024, Hilltop adapted to a new operating environment as the Federal Reserve cut interest rates for the first time since the spring of 2020, and we delivered a year over year increase in pre-tax profitability. During the fourth quarter, PlainsCapital Bank grew customer deposit balances and improved loan pipeline pull through rates. HilltopSecurities capitalized on tailwinds in its Structured Finance and Wealth Management business lines to deliver a pre-tax margin of 16%. PrimeLending realized a 24% increase in origination volume, when compared to the fourth quarter of 2023, but continued to face a challenging mortgage market due to a lack of inventory and stressed affordability for potential home buyers.

“As we enter 2025, we remain focused on protecting our balance sheet and executing on our strategic plan to further build on Hilltop’s franchise value by serving our customers and the communities in which we operate.”

Fourth Quarter 2024 Highlights for Hilltop:

●	The reversal of credit losses was $5.9 million during the fourth quarter of 2024, compared to a reversal of credit losses of $1.3 million in the third quarter of 2024 and a provision for credit losses of $1.3 million in the fourth quarter of 2023;
o	The reversal of credit losses during the fourth quarter of 2024 was primarily driven by net charge-offs, loan portfolio changes and changes in the U.S. economic outlook associated with collectively evaluated loans, partially offset by a build in the allowance related to specific reserves within the banking segment since the prior quarter.
●	For the fourth quarter of 2024, net gains from sale of loans and other mortgage production income and mortgage loan origination fees was $73.7 million, compared to $69.2 million in the fourth quarter of 2023, a 6.4% increase;
o	Mortgage loan origination production volume was $2.3 billion during the fourth quarter of 2024, compared to $1.8 billion in the fourth quarter of 2023;
o	Net gains from mortgage loans sold to third parties increased to 226 basis points during the fourth quarter of 2024, compared to 224 basis points in the third quarter of 2024.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the fourth quarter of 2024 were 0.92% and 6.50%, respectively, compared to 0.75% and 5.46%, respectively, for the fourth quarter of 2023;
●	Hilltop’s book value per common share increased to $33.71 at December 31, 2024, compared to $33.51 at September 30, 2024;
●	Hilltop’s total assets were $16.3 billion and $15.9 billion at December 31, 2024 and September 30, 2024, respectively;
●	Loans[1], net of allowance for credit losses, were $7.5 billion at both December 31, 2024 and September 30, 2024, respectively;
●	Non-accrual loans were $88.1 million, or 1.00% of total loans, at December 31, 2024, compared to $91.2 million, or 1.02% of total loans, at September 30, 2024;
●	Loans held for sale decreased by 8.0% from September 30, 2024 to $858.7 million at December 31, 2024;
●	Total deposits were $11.1 billion and $10.8 billion at December 31, 2024 and September 30, 2024, respectively;
o	Total estimated uninsured deposits were $5.7 billion, or approximately 52% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $363.1 million, were $5.3 billion, or approximately 48% of total deposits, at December 31, 2024.
●	Hilltop maintained strong capital levels[2] with a Tier 1 Leverage Ratio[3] of 12.57% and a Common Equity Tier 1 Capital Ratio of 21.23% at December 31, 2024;
●	Hilltop’s consolidated net interest margin[4] decreased to 2.72% for the fourth quarter of 2024, compared to 2.84% in the third quarter of 2024;
●	For the fourth quarter of 2024, noninterest income was $195.6 million, compared to $179.0 million in the fourth quarter of 2023, an 9.3% increase;
●	For fourth quarter of 2024, noninterest expense was $262.8 million, compared to $250.8 million in the fourth quarter of 2023, a 4.7% increase; and
●	Hilltop’s effective tax rate was 14.2% during the fourth quarter of 2024, compared to 18.7% during the same period in 2023.
o	The effective tax rate for the fourth quarter of 2024 was lower than the applicable statutory rate primarily due to changes in accumulated tax reserves, state income tax reductions realized during the quarter and investments in tax-exempt instruments, partially offset by the impact of nondeductible expenses, nondeductible compensation expense and other permanent adjustments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $363.7 million and $340.4 million at December 31, 2024 and September 30, 2024, respectively.

2  Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period through December 31, 2024. As of January 1, 2025, Hilltop had fully captured the day-one regulatory capital effects resulting from the implementation of CECL.

3  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(in 000's)	2024	2024	2024	2024	2023
Cash and due from banks	$2,298,977	$1,961,627	$798,300	$1,710,066	$1,858,700
Federal funds sold	650	3,650	5,650	650	650
Assets segregated for regulatory purposes	70,963	55,628	51,046	70,717	57,395
Securities purchased under agreements to resell	88,728	81,766	111,914	91,608	80,011
Securities:
Trading, at fair value	524,916	540,836	721,384	657,700	515,991
Available for sale, at fair value, net (1)	1,396,549	1,405,700	1,433,107	1,480,555	1,507,595
Held to maturity, at amortized cost, net (1)	737,899	754,824	777,456	790,550	812,677
Equity, at fair value	297	287	254	315	321
	2,659,661	2,701,647	2,932,201	2,929,120	2,836,584
Loans held for sale	858,665	933,724	1,264,437	842,324	943,846
Loans held for investment, net of unearned income	7,950,551	7,979,630	8,173,520	8,062,693	8,079,745
Allowance for credit losses	(101,116)	(110,918)	(115,082)	(104,231)	(111,413)
Loans held for investment, net	7,849,435	7,868,712	8,058,438	7,958,462	7,968,332

Broker-dealer and clearing organization receivables	1,452,366	1,220,784	1,297,175	1,473,561	1,573,931
Premises and equipment, net	148,245	157,803	161,746	165,557	168,856
Operating lease right-of-use assets	90,563	92,041	93,994	95,343	88,580
Mortgage servicing assets	5,723	45,742	52,902	95,591	96,662
Other assets	470,073	528,839	517,811	501,244	517,545
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	6,633	6,995	7,429	7,943	8,457
Total assets	$16,268,129	$15,926,405	$15,620,490	$16,209,633	$16,466,996

Deposits:
Noninterest-bearing	$2,768,707	$2,831,539	$2,845,441	$3,028,543	$3,007,101
Interest-bearing	8,296,615	7,959,908	7,528,415	7,855,553	8,056,091
Total deposits	11,065,322	10,791,447	10,373,856	10,884,096	11,063,192
Broker-dealer and clearing organization payables	1,331,902	1,110,373	1,285,226	1,436,462	1,430,734
Short-term borrowings	834,023	914,645	897,613	892,574	900,038
Securities sold, not yet purchased, at fair value	57,234	47,773	75,546	60,562	34,872
Notes payable	347,667	347,533	347,402	347,273	347,145
Operating lease liabilities	109,103	110,799	113,096	114,518	109,002
Other liabilities	304,566	397,976	365,140	314,718	431,684
Total liabilities	14,049,817	13,720,546	13,457,879	14,050,203	14,316,667

Common stock	650	650	650	653	652
Additional paid-in capital	1,052,219	1,050,497	1,047,523	1,049,831	1,054,662
Accumulated other comprehensive loss	(111,497)	(98,168)	(119,171)	(119,606)	(121,505)
Retained earnings	1,248,593	1,224,117	1,205,467	1,201,013	1,189,222
Deferred compensation employee stock trust, net	—	—	1	115	228
Employee stock trust	—	—	(1)	(142)	(292)
Total Hilltop stockholders' equity	2,189,965	2,177,096	2,134,469	2,131,864	2,122,967
Noncontrolling interests	28,347	28,763	28,142	27,566	27,362
Total stockholders' equity	2,218,312	2,205,859	2,162,611	2,159,430	2,150,329
Total liabilities & stockholders' equity	$16,268,129	$15,926,405	$15,620,490	$16,209,633	$16,466,996

(1)	At December 31, 2024, the amortized cost of the available for sale securities portfolio was $1,498,415, while the fair value of the held to maturity securities portfolio was $649,872.

	Three Months Ended			Year Ended
Consolidated Income Statements	December 31,	September 30,	December 31,	December 31,	December 31,
(in 000's, except per share data)	2024	2024	2023	2024	2023
Interest income:
Loans, including fees	$131,726	$139,821	$138,096	$544,505	$542,274
Securities borrowed	17,492	19,426	18,659	77,785	71,924
Securities:
Taxable	29,212	26,265	28,763	107,007	108,250
Tax-exempt	2,944	2,438	2,545	10,186	10,763
Other	27,216	23,092	28,704	96,906	105,164
Total interest income	208,590	211,042	216,767	836,389	838,375

Interest expense:
Deposits	67,411	70,641	68,339	275,291	223,179
Securities loaned	16,407	18,499	17,247	72,614	65,175
Short-term borrowings	10,992	10,878	13,495	44,134	57,857
Notes payable	3,910	3,555	3,596	14,659	15,448
Other	4,386	2,426	2,864	11,893	9,869
Total interest expense	103,106	105,999	105,541	418,591	371,528

Net interest income	105,484	105,043	111,226	417,798	466,847
Provision for (reversal of) credit losses	(5,852)	(1,270)	1,265	941	18,392
Net interest income after provision for (reversal of) credit losses	111,336	106,313	109,961	416,857	448,455

Noninterest income:
Net gains from sale of loans and other mortgage production income	43,553	47,816	36,387	190,021	172,150
Mortgage loan origination fees	30,111	32,119	32,844	123,066	144,539
Securities commissions and fees	35,338	30,434	27,380	125,655	100,532
Investment and securities advisory fees and commissions	37,514	42,220	35,780	142,952	134,327
Other	49,074	47,854	46,587	189,262	177,425
Total noninterest income	195,590	200,443	178,978	770,956	728,973

Noninterest expense:
Employees' compensation and benefits	173,334	177,987	160,390	687,149	678,310
Occupancy and equipment, net	25,707	22,317	21,524	91,233	89,326
Professional services	12,791	11,645	13,170	44,437	49,100
Other	50,925	52,363	55,761	210,737	211,573
Total noninterest expense	262,757	264,312	250,845	1,033,556	1,028,309

Income before income taxes	44,169	42,444	38,094	154,257	149,119
Income tax expense	6,285	9,539	7,132	31,047	31,140
Net income	37,884	32,905	30,962	123,210	117,979
Less: Net income attributable to noncontrolling interest	2,365	3,212	2,291	9,997	8,333
Income attributable to Hilltop	$35,519	$29,693	$28,671	$113,213	$109,646

Earnings per common share:
Basic	$0.55	$0.46	$0.44	$1.74	$1.69
Diluted	$0.55	$0.46	$0.44	$1.74	$1.69

Cash dividends declared per common share	$0.17	$0.17	$0.16	$0.68	$0.64

Weighted average shares outstanding:
Basic	64,935	64,928	65,136	65,036	65,043
Diluted	64,943	64,946	65,138	65,046	65,045

	Three Months Ended December 31, 2024
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$94,946	$12,046	$(3,627)	$(3,277)	$5,396	$105,484
Provision for (reversal of) credit losses	(5,665)	(187)	—	—	—	(5,852)
Noninterest income	11,411	114,321	73,740	1,767	(5,649)	195,590
Noninterest expense	61,426	106,181	80,022	15,379	(251)	262,757
Income (loss) before taxes	$50,596	$20,373	$(9,909)	$(16,889)	$(2)	$44,169

	Year Ended December 31, 2024
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$372,546	$48,942	$(16,867)	$(12,838)	$26,015	$417,798
Provision for (reversal of) credit losses	992	(51)	—	—	—	941
Noninterest income	43,295	422,801	313,229	18,515	(26,884)	770,956
Noninterest expense	232,954	408,283	330,088	63,110	(879)	1,033,556
Income (loss) before taxes	$181,895	$63,511	$(33,726)	$(57,433)	$10	$154,257

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Selected Financial Data	2024	2024	2023	2024	2023

Hilltop Consolidated:
Return on average stockholders' equity	6.50%	5.51%	5.46%	5.29%	5.31%
Return on average assets	0.92%	0.84%	0.75%	0.78%	0.71%
Net interest margin (1)	2.72%	2.84%	2.96%	2.81%	3.07%
Net interest margin (taxable equivalent) (2):
As reported	2.74%	2.85%	2.98%	2.83%	3.09%
Impact of purchase accounting	3 bps	2 bps	4 bps	4 bps	6 bps
Book value per common share ($)	33.71	33.51	32.58	33.71	32.58
Shares outstanding, end of period (000's)	64,968	64,960	65,153	64,968	65,153
Dividend payout ratio (3)	31.08%	37.17%	36.35%	39.06%	37.97%

Banking Segment:
Net interest margin (1)	2.98%	3.05%	2.94%	3.04%	3.13%
Net interest margin (taxable equivalent) (2):
As reported	2.99%	3.06%	2.95%	3.04%	3.14%
Impact of purchase accounting	4 bps	3 bps	5 bps	4 bps	7 bps
Accretion of discount on loans ($000's)	1,076	737	1,202	5,057	8,632
Net recoveries (charge-offs) ($000's)	(3,950)	(2,894)	(674)	(11,238)	(2,421)
Return on average assets	1.24%	1.14%	1.12%	1.10%	1.15%
Fee income ratio	10.7%	10.3%	11.2%	10.4%	10.3%
Efficiency ratio	57.8%	55.2%	53.2%	56.0%	51.0%
Employees' compensation and benefits ($000's)	33,313	31,920	29,420	130,974	123,345

Broker-Dealer Segment:
Net revenue ($000's) (4)	126,367	124,258	119,989	471,743	456,432
Employees' compensation and benefits ($000's)	75,150	75,912	68,746	286,700	266,395
Variable compensation expense ($000's)	42,484	42,569	39,435	153,062	144,984
Compensation as a % of net revenue	59.5%	61.1%	57.3%	60.8%	58.4%
Pre-tax margin (5)	16.1%	13.7%	16.8%	13.5%	16.1%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	1,909,706	2,096,009	1,698,009	7,759,812	7,701,758
Refinancings	343,400	211,454	117,018	856,541	541,373
Total mortgage loan originations - volume	2,253,106	2,307,463	1,815,027	8,616,353	8,243,131
Mortgage loan sales - volume ($000's)	2,065,356	2,569,678	1,874,001	8,223,734	8,046,585
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	226	224	189	226	198
Impact of loans retained by banking segment	(5)	0	0	(4)	(4)
As reported	221	224	189	222	194
Mortgage servicing rights asset ($000's) (6)	5,723	45,742	96,662	5,723	96,662
Employees' compensation and benefits ($000's)	56,402	60,573	53,766	231,293	251,119
Variable compensation expense ($000's)	30,784	33,862	24,085	121,720	118,977

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.7 million, $0.6 million, $0.6 million, $2.5 million and $2.7 million, respectively, for the periods presented and for the banking segment were $0.2 million, $0.2 million, $0.2 million, $0.6 million and $0.7 million, respectively, for the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital Ratios	2024	2024	2024	2024	2023
Tier 1 capital (to average assets):
PlainsCapital	9.99%	10.34%	11.36%	11.00%	10.55%
Hilltop	12.57%	12.95%	12.87%	12.49%	12.23%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.35%	14.94%	15.58%	15.87%	15.44%
Hilltop	21.23%	20.48%	19.45%	19.73%	19.32%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.35%	14.94%	15.58%	15.87%	15.44%
Hilltop	21.23%	20.48%	19.45%	19.73%	19.32%
Total capital (to risk-weighted assets):
PlainsCapital	16.54%	16.13%	16.77%	17.06%	16.58%
Hilltop	24.40%	23.68%	22.57%	22.79%	22.34%

	December 31,	September 30,	June 30,	March 31,	December 31,
Non-Performing Assets Portfolio Data	2024	2024	2024	2024	2023
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate:
Non-owner occupied	$7,166	$8,042	$6,894	$34,661	$36,440
Owner occupied	6,092	2,410	6,437	4,846	5,098
Commercial and industrial	59,025	66,929	80,755	12,165	9,502
Construction and land development	3,003	2,682	485	698	3,480
1-4 family residential	12,863	11,123	11,092	12,363	13,801
Consumer	—	—	1	3	6
Broker-dealer	—	—	—	—	—
Non-accrual loans ($000's)	$88,149	$91,186	$105,664	$64,736	$68,327

Non-accrual loans as a % of total loans	1.00%	1.02%	1.12%	0.73%	0.76%

Other real estate owned ($000's)	2,848	2,744	2,973	5,254	5,095

Other repossessed assets ($000's)	98	413	464	472	—

Non-performing assets ($000's)	91,095	94,343	109,101	70,462	73,422

Non-performing assets as a % of total assets	0.56%	0.59%	0.70%	0.43%	0.45%

Loans past due 90 days or more and still accruing ($000's) (1)	22,090	140,763	122,451	112,799	115,090

(1)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended December 31,
	2024			2023
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,011,036	$13,278	5.25%	$841,715	$13,239	6.29%
Loans held for investment, gross (2)	7,931,572	118,448	5.93%	7,902,814	124,857	6.27%
Investment securities - taxable	2,443,886	29,213	4.78%	2,629,808	28,763	4.37%
Investment securities - non-taxable (3)	360,622	3,666	4.07%	313,714	3,157	12.08%
Federal funds sold and securities purchased under agreements to resell	96,066	1,797	7.42%	153,785	2,082	5.37%
Interest-bearing deposits in other financial institutions	2,033,482	23,052	4.50%	1,646,885	21,948	5.29%
Securities borrowed	1,361,481	17,492	5.03%	1,371,092	18,659	5.33%
Other	130,624	2,367	7.19%	48,120	4,675	38.54%
Interest-earning assets, gross (3)	15,368,769	209,313	5.40%	14,907,933	217,380	5.79%
Allowance for credit losses	(110,191)			(110,832)
Interest-earning assets, net	15,258,578			14,797,101
Noninterest-earning assets	1,065,783			1,473,839
Total assets	$16,324,361			$16,270,940

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$8,176,034	$67,411	3.27%	$7,966,770	$68,339	3.40%
Securities loaned	1,353,195	16,407	4.81%	1,324,887	17,247	5.16%
Notes payable and other borrowings	1,399,178	19,288	5.47%	1,439,297	19,955	5.50%
Total interest-bearing liabilities	10,928,407	103,106	3.74%	10,730,954	105,541	3.90%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,795,588			3,096,244
Other liabilities	399,964			335,307
Total liabilities	14,123,959			14,162,505
Stockholders’ equity	2,172,640			2,081,833
Noncontrolling interest	27,762			26,602
Total liabilities and stockholders' equity	$16,324,361			$16,270,940

Net interest income (3)		$106,207			$111,839
Net interest spread (3)			1.66%			1.89%
Net interest margin (3)			2.74%			2.98%

	Year Ended December 31,
	2024			2023
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$934,983	$53,073	5.60%	$944,470	$53,736	5.69%
Loans held for investment, gross (2)	7,921,528	491,432	6.20%	7,950,878	488,538	6.23%
Investment securities - taxable	2,537,856	107,007	4.16%	2,726,763	108,250	3.97%
Investment securities - non-taxable (3)	324,684	12,638	3.84%	363,493	13,463	3.70%
Federal funds sold and securities purchased under agreements to resell	98,337	7,232	7.35%	145,696	8,954	6.15%
Interest-bearing deposits in other financial institutions	1,526,748	75,633	4.95%	1,597,865	79,657	4.99%
Securities borrowed	1,355,554	77,785	5.66%	1,409,765	71,924	5.03%
Other	159,141	14,041	8.82%	65,912	16,554	25.11%
Interest-earning assets, gross (3)	14,858,831	838,841	5.65%	15,204,842	841,076	5.53%
Allowance for credit losses	(110,123)			(103,975)
Interest-earning assets, net	14,748,708			15,100,867
Noninterest-earning assets	1,130,198			1,404,393
Total assets	$15,878,906			$16,505,260

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,822,536	$275,291	3.52%	$7,711,570	$223,179	2.89%
Securities loaned	1,335,155	72,614	5.44%	1,331,443	65,175	4.90%
Notes payable and other borrowings	1,397,313	70,686	5.06%	1,579,170	83,174	5.27%
Total interest-bearing liabilities	10,555,004	418,591	3.97%	10,622,183	371,528	3.50%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,824,450			3,441,437
Other liabilities	332,340			351,938
Total liabilities	13,711,794			14,415,558
Stockholders’ equity	2,139,732			2,063,174
Noncontrolling interest	27,380			26,528
Total liabilities and stockholders' equity	$15,878,906			$16,505,260

Net interest income (3)		$420,250			$469,548
Net interest spread (3)			1.68%			2.03%
Net interest margin (3)			2.83%			3.09%

(1)	Information presented on a consolidated basis (dollars in thousands).
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.7 million and $0.6 million for the three months ended December 31, 2024 and 2023, respectively, and $2.5 million and $2.7 million for the year ended December 31, 2024 and 2023, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, January 31, 2025. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review fourth quarter and full year 2024 financial results. Interested parties can access the conference call by dialing 800-549-8228 (Toll Free North America) or (+1) 289-819-1520 (International Toll) and then using the conference ID 03956. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At December 31, 2024, Hilltop employed approximately 3,650 people and operated 280 locations in 48 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) the effects of indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (vii) disruptions to the economy and financial services industry, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments; (viii) cost and availability of capital; (ix) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in policies under the new Presidential administration, changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); (x) changes in key management; (xi) competition in our banking, broker-dealer, and mortgage origination segments from other banks and financial institutions as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders and government agencies; (xii) legal and regulatory proceedings; (xiii) risks associated with merger and acquisition integration; and (xiv) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.